Exhibit 10.1

[TRAFALGAR Letterhead]

TERM AGREEMENT

Date: September 15, 2008

Dear Mr. Ritter,

Whereas CarBiz Inc. (“CarBiz”) has issued and sold to Trafalgar Capital Specialist Investment Fund (“Trafalgar”) the following Secured Convertible Debentures (“Debentures”) under their respective Securities Purchase Agreements (“Purchase Agreements”): $750,000 Secured Convertible Debenture issued on April 13, 2007; $750,000 Secured Convertible Debenture issued on June 26, 2007; $1,000,000 Secured Convertible Debenture issued on August 31, 2007; and $1,500,000 Secured Convertible Debenture issued on September 26, 2007.

The parties hereto agree as follows:

1.

Trafalgar will accept payments of $40,000 per month for 12 months beginning September 2008 for the Debentures on the outstanding balance of $4,904,043.00. The balance of the unpaid Interest will be accrued over the 12 months. The August 31, 2007 Debenture in the amount of $1,000,000 will not be payable during the 12 months unless CarBiz elects to pay it.

2.

CarBiz will adjust the outstanding amount(s) owed to Trafalgar such that when Trafalgar accepts the Debentures to be fully paid off, the internal rate of return to Trafalgar will be at least 20% on the Debentures.

3.	Trafalgar will cancel all of its outstanding Warrants in CarBiz in exchange for Two and a half million shares of Common Stock to be delivered within one week from the date of this letter.

4.	As a forbearance fee for delay of payments, CarBiz will provide Trafalgar with four million additional shares of Common Stock to be delivered within one week from the date of this letter.

5.	CarBiz will commit to an Investment Relations (“IR”) program that is acceptable to Trafalgar six months from the date of this letter.

6.	Nothing in this Term Agreement shall waive or cause to waive any terms under the original Debentures und Purchase Agreements,

SIGNATURE PAGE TO FOLLOW

If you are in agreement with the above, please accept by signing below.

Trafalgar Capital Specialized Investment Fund-FIS

By: /s/ Robert Drew, Portfolio Manager

CarBiz, Inc.

By: /s/ Carl Ritter